SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2010
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On February 3, 2010, Western Gas Partners, LP (the “Partnership”) filed a Current Report on Form 8-K (the “Initial Report”) to report, among other things, the closing of its acquisition of certain midstream assets from certain affiliates of Anadarko Petroleum Corporation (“Anadarko”), consisting of a 100% ownership interest in the following assets: (i) an approximately 750-mile natural gas gathering system and related compression and other ancillary equipment, known collectively as the “Granger gathering system,” located in Sublette, Lincoln, Uinta and Sweetwater Counties of Wyoming; and (ii) gas processing facilities with cryogenic capacity of 200 MMcf/d and combined refrigeration capacity of 145 MMcf/d with NGL fractionation located in Sweetwater County, Wyoming. These assets are referred to collectively as the “Granger Operations” and the acquisition as the “Granger Acquisition.” Consideration for the Granger Operations consisted of (i) $241.7 million in cash, which was funded with $210.0 million of borrowings under the Partnership’s revolving credit facility plus cash on hand, and (ii) the issuance of 620,689 common units and 12,667 general partner units to affiliates of Anadarko. The terms of the Granger Acquisition were unanimously approved by the Board of Directors of the Partnership’s general partner and by the Board’s special committee.
On March 26, 2010, the Partnership also filed a Current Report on Form 8-K/A (the “Amendment”) amending and supplementing the Initial Report to include the audited financial statements of the Granger Operations and the unaudited pro forma financial statements of the Partnership required by Items 9.01(a) and 9.01(b) of Form 8-K and to include exhibits under Item 9.01(d) of Form 8-K. No other modifications to the Initial Report were made by the Amendment.
Due to Anadarko’s control of the Partnership through its ownership of the general partner, the acquisition of the Granger Operations was considered a transfer of net assets between entities under common control. As a result, the Partnership is required to revise its financial statements to include the activities of the Granger Operations as of the date of common control. As such, Exhibits 12.1, 99.1, 99.2 and 99.3 included in this Current Report on Form 8-K give retroactive effect to the acquisition of the Granger Operations as if the Partnership owned the Granger Operations since August 23, 2006, the date Anadarko acquired the Granger Operations in conjunction with its acquisition of Western Gas Resources, Inc.
The Partnership’s Annual Report Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2010 is hereby revised by this Current Report on Form 8-K as follows:
•	The Computation of Ratio of Earnings to Fixed Charges of the Partnership included herein on Exhibit 12.1 supersedes Exhibit 12.1 of Item 15 in the 2009 Form 10-K.

•	The Selected Financial and Operating Data of the Partnership included herein on Exhibit 99.1 supersedes Item 6 in the 2009 Form 10-K.

•	The Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Partnership included herein on Exhibit 99.2 supersedes Item 7 in the 2009 Form 10-K.

•	The Consolidated Financial Statements and Supplemental Quarterly Information of the Partnership included herein on Exhibit 99.3 supersede Item 8 in the 2009 Form 10-K, except for Management’s Assessment of Internal Control Over Financial Reporting and the Report of Independent Registered Public Accounting Firm with regard to internal control over financial reporting, included at pages F-2 and F-3 of the 2009 Form 10-K, respectively, which are not impacted by this Current Report on Form 8-K.
Other than the revisions noted above, we have made no attempt to revise any other sections of our 2009 Form 10-K.
This report is also being filed to provide the consolidated balance sheet of Western Gas Holdings, LLC as of December 31, 2009, which is included as Exhibit 99.4 to this Current Report on Form 8-K. Western Gas Holdings, LLC is the general partner of the Partnership. The consolidated balance sheet of Western Gas Holdings, LLC includes the net assets of the Granger Operations as if they were owned by the Partnership on December 31, 2009.
This Current Report on Form 8-K should be read in conjunction with the 2009 Form 10-K. Any references herein to Item 6 of the 2009 Form 10-K refer to Exhibit 99.1, references herein to Item 7 of the 2009 Form 10-K refer to Exhibit 99.2 and references to Item 8 of the 2009 Form 10-K refer to Exhibit 99.3. As of the date of this Current Report on Form 8-K, future references to the Partnership’s historical financial statements should be made to this Current Report and future quarterly and annual reports on Form 10-Q and Form 10-K, respectively.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial and Operating Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Financial Statements and Supplementary Data

99.4	Consolidated Balance Sheet of Western Gas Holdings, LLC as of December 31, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP
	By:	Western Gas Holdings, LLC, its general partner

Date: May 4, 2010	By:	/s/ Donald R. Sinclair
Donald R. Sinclair
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial and Operating Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Financial Statements and Supplementary Data

99.4	Consolidated Balance Sheet of Western Gas Holdings, LLC as of December 31, 2009

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